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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) December 20, 1999

                             MCN ENERGY GROUP INC.
             (Exact name of registrant as specified in its charter)

       MICHIGAN                    1-10070                    38-2820658
(State of Incorporation)       (Commission File           (I.R.S. Employer
                                    Number)               Identification No.)

 500 GRISWOLD STREET, DETROIT, MICHIGAN                         48226
(Address of principal executive offices)                     (Zip Code)

              Registrant's telephone number, including area code:
                                 (313) 256-5500

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ITEM 5. OTHER EVENTS

On December 20, 1999 MCN Energy Group Inc. issued the following press release:

               MCN ENERGY GROUP SHAREHOLDERS APPROVE MERGER WITH
                                   DTE ENERGY

DETROIT, DEC. 20, 1999 -- At a special meeting held today, MCN Energy Group
Inc. (NYSE:MCN) shareholders overwhelmingly approved the company's proposed merger with DTE Energy Company (NYSE:DTE). Shareholders of record as of the close of business on Nov. 5, 1999, were entitled to vote in person or by proxy at the Special Meeting at MCN's headquarters. More than 98 percent of the common shares that are voted, or approximately 75 percent of all shared eligible to be voted, were cast in favor of the merger.

MCN Chairman and CEO Alfred R. Glancy III said, "Today our shareholders have helped write a new chapter in the book of our company's 150 year history. We look forward to the new year when shareholders, customers and employees of both companies will be part of a larger, stronger and more competitive regional energy company."

MCN's gas utility, Michigan Consolidated Gas Company, and DTE's electric utility, Detroit Edison, will retain their corporate identities and be operated as subsidiaries of DTE, making it the largest electric and gas utility in Michigan.

The transaction is still expected to close by about mid-year 2000, subject to regulatory approval from the Securities and Exchange Commission and anti-trust clearances.

Under the merger agreement, DTE will acquire all outstanding shares of MCN, for either $28.50 in cash or .775 shares of DTE common stock for each share of MCN common stock.

The company also announced that the Federal Trade Commission has requested additional information regarding the proposed merger. The company is in the process of responding to this request.







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MCN Energy Group Inc. is an integrated energy company with more than $4 billion of assets and approximately $2 billion of annual revenue. The company primarily is involved in natural gas production, gathering, processing, transmission, storage and distribution, electric power generation and energy marketing in the Midwest-to-Northeast corridor. Its largest subsidiary is Michigan Consolidated Gas Company (MichCon), a natural gas utility serving 1.2 million customers in more than 500 communities throughout Michigan. Information about MCN Energy Group is available on the World Wide Web at www.mcnenergy.com.

This news release contains forward-looking statements that involve risks and uncertainties, including the ability to complete the proposed transaction discussed above. Factors that might cause such a difference include, but are not limited to, those discussed in the companies' Joint Proxy/Prospectus dated Nov. 12, 1999, filed with the Securities and Exchange Commission.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        MCN ENERGY GROUP INC.


Date:  December 20, 1999           By:  /s/ Richard G. Kennedy
                                      ------------------------
                                            Richard G. Kennedy
                                            Vice President